Exhibit 99.1
Combat Arms Earplug Settlement Achieves Another Milestone
with Participation of All Wave Plaintiffs

St. Paul, Minn., Jan. 15, 2024 – Since the Combat Arms Earplug settlement agreement was announced in August 2023, it has received strong and widespread support from claimants and the broader military community. This support has helped the parties and the courts reach the next milestone set forth in the agreement toward full implementation of the settlement.

Specifically, all the remaining “wave” plaintiffs, whose claims were being prepared for trial prior to the settlement agreement, have now agreed to participate in the settlement and release their claims. 3M recognizes this strong support and 100% participation of the remaining wave claimants and has amended the existing settlement agreement timing. The company will accelerate the payment ($253.1 million) due for these cases to on or before Jan. 31, 2024, in keeping with our commitment to resolve these claims.

Aearo and 3M will continue to work with all parties and the courts toward full implementation of the settlement agreement and will provide updates as additional milestones are reached.

Additional details of the agreement, including the anticipated payment schedules provided that certain conditions are met, are available in 3M's filings with the Securities and Exchange Commission.

To learn more, visit 3m-earplugsettlement.com.

Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate, "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) foreign currency exchange rates and fluctuations in those rates; (3) risks related to certain fluorochemicals, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company's plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (4) risks related to the proposed class-action settlement to resolve claims by public water systems in the United States regarding PFAS; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2022 and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of the Company's Health Care business; and (16) matters relating to Combat Arms Earplugs ("CAE"), including those relating to the August 2023 settlement that is intended to resolve all litigation and alleged claims involving the CAE sold or manufactured by the Company’s subsidiary Aearo Technologies and certain of its affiliates (“Aearo Entities”) and/or the Company. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under

Exhibit 99.1
"Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

About 3M 3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas, and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news.

Investor Contact:
Bruce Jermeland
651-733-1807
or
Diane Farrow
612-202-2449
or
Eric Herron
651-233-0043

Media Contact:
Tim Post
tpost3@mmm.com
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